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                                                                EXHIBIT 10.23(j)

                                    GUARANTY
                                    --------

     This Guaranty (the "Guaranty") is effective as of October 1, 2000 and is entered into by ADVANCED MICRO DEVICES, INC., a Delaware corporation ("AMD"), in favor of and for the benefit of FUJITSU LIMITED, a corporation organized under the laws of Japan ("Fujitsu").

                                    RECITALS

         A. Fujitsu Microelectronics, Inc., a California corporation ("FMI") and Fujitsu AMD Semiconductor Limited, a joint venture organized under the laws of Japan ("FASL") are in the process of negotiating a foundry agreement whereby FMI will ***** production capacity for flash wafers at FMI's Gresham Manufacturing Division in Gresham, Oregon ("GMD") to FASL and pursuant to which FASL will purchase ***** of the flash wafers produced by FMI (the "GMD Wafers").

         B. FASL, AMD and Fujitsu are party to that certain Sales and Purchase Agreement of FASL Products dated as of September 8, 1995 (as amended from time to time, the "FASL Sales Agreement"), pursuant to which AMD and Fujitsu purchase wafers from FASL (including without limitation the GMD Wafers). *****.

         C. In order to meet its working capital needs and to increase production capacity at GMD, FMI wishes to borrow funds from the lenders (the "Lenders") under that certain US$550,000,000 364-Day Global Multicurrency Revolving Credit Facility Agreement dated October 29, 1999, with Credit Lyonnais, Tokyo Branch, the Agent Bank, or any amendment or replacement, including any bilateral bank loan facility, of the credit facility (the "Credit Facility").

         D. Under the terms of the Credit Facility, Fujitsu is a co-signer with FMI on all borrowings made by FMI pursuant to the Credit Facility (such co-signing obligation being the "Fujitsu Primary Lender Obligation").

         E. In consideration of Fujitsu's Primary Lender Obligation and because increased production capacity at FMI will benefit AMD, AMD has agreed to provide to Fujitsu a guarantee of FMI's obligations under the Credit Facility, up to a maximum guaranteed amount of $125,000,000, subject to the terms and conditions outlined herein.

     NOW THEREFORE, in consideration of and subject to the mutual covenants, terms and conditions contained in this Agreement, AMD and Fujitsu agree as follows:

     1.  Guaranty.

     (a) In order to induce Fujitsu to maintain its Primary Lender Obligation for FMI's borrowings under the Credit Facility, AMD guaranties the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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become due, whether at stated maturity, by acceleration, demand or otherwise
(including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), but solely to the extent such Guarantied Obligations become due as a result of FMI's
(x) failure to pay a scheduled installment of principal or interest on the Credit Facility when due (including without limitation at maturity) (such failure being "Payment Default") or (y) request for an immediate advance of funds from Fujitsu accompanied by a written certification sent to both Fujitsu and AMD and signed by FMI's Chief Financial Officer stating that such failure will occur in the absence of the advance. The term "Guarantied Obligations" means the obligations of FMI under the Credit Facility or under any advance from Fujitsu made in response to such written certification from FMI's Chief Financial Officer, but in no event shall the Guarantied Obligations exceed $125,000,000 in the aggregate. Fujitsu acknowledges, except as specifically noted above, that in no event shall the "Guarantied Obligations" hereunder include any obligations of FMI to Fujitsu, any affiliate or subsidiary thereof or to the Lenders other than such obligations as may arise in connection with the Credit Facility.

     (b) AMD acknowledges that the Guarantied Obligations are being incurred for and will inure to the benefit of AMD.

     (c) Subject to the other provisions of this Section 1, upon (x) an advance of funds by Fujitsu to FMI in response to a written certification from FMI's Chief Financial Officer in the form noted in Section 1(a) above or (y)(i) acceleration of the Credit Facility due to a Payment Default by FMI (except to the extent such Payment Default is caused by Fujitsu or is due to the failure of FMI or Fujitsu to renew or replace the 364-Day Credit Agreement at its terminination) and (ii) a demand under Fujitsu's Primary Lender Obligation, AMD will upon Fujitsu's demand pay, or cause to be paid, in cash, to Fujitsu, an amount equal to (i) the aggregate of the unpaid Guarantied Obligations of FMI under the Credit Facility in case of the Payment Default or (ii) any advance from Fujitsu made in response to a written certification from FMI's Chief Financial Officer.

     2. Guaranty Absolute; Continuing Guaranty. The obligations of AMD hereunder are absolute and independent and shall not be affected by any circumstance that constitutes a legal or equitable discharge of AMD other than payment in full of the Guarantied Obligations or termination of this Guaranty. In furtherance of the foregoing and without limiting the generality thereof, AMD agrees that: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) subject as provided herein, Fujitsu may enforce this Guaranty upon an acceleration under the Credit Facility and a demand on the Fujitsu Primary Lender Obligation, or upon Fujitsu's advance of funds; and (c) AMD's payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge AMD's liability for any portion of the Guarantied Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon AMD and its successors and assigns.

     3. No Discharge. This Guaranty and the obligations of AMD hereunder shall be valid and enforceable and, subject as provided herein, shall not be subject to any

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations or any termination of this Guaranty).

     4. Expenses. AMD agrees to pay, or cause to be paid, on demand, and to save Fujitsu harmless against liability for, any and all costs and expenses incurred or expended by Fujitsu in connection with the enforcement of or preservation of any rights under this Guaranty.

     5. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by AMD therefrom, shall in any event be effective without the written concurrence of Fujitsu and, in the case of any such amendment or modification, AMD. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

     6. Miscellaneous.

     (a) In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     (b) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF AMD AND FUJITSU HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     (c) This Guaranty shall inure to the benefit of Fujitsu and its successors and assigns.

     (d) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST AMD ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY AMD ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. AMD agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to AMD at its address set forth below its signature hereto, such service being acknowledged by AMD to be sufficient for personal jurisdiction in any action against AMD in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Fujitsu to bring proceedings against AMD in the courts of any other jurisdiction.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     (e) AMD AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, FUJITSU EACH AGREES
TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. AMD and, by its acceptance of the benefits hereof, Fujitsu each (i) acknowledges that this waiver is a material inducement for AMD and Fujitsu to enter into a business relationship, that AMD and Fujitsu have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings, and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

     7. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument.

     8. Covenant. Each party covenants and agrees that it will enforce this Guaranty and its rights hereunder in good faith.

     9. Termination. This Guaranty shall terminate and be of no further force and effect on the earliest of:

     (a) any default by Fujitsu under the FASL Sales Agreement or the Joint Venture Agreement dated March 30, 1993 between AMD and Fujitsu, as amended;

     (b) termination of the Credit Facility;

     (c) March 31, 2003.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


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     IN WITNESS WHEREOF, AMD and, solely for purposes of the waiver of the right to jury trial contained in Section 6, Fujitsu have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                    ADVANCED MICRO DEVICES, INC.

                                              /s/ Francis P. Barton

                                    By:           Francis P. Barton
                                             -----------------------------------
                                    Title:        Senior Vice President &
                                             -----------------------------------
                                                  Chief Financial Officer

                                    Address:      One AMD Place
                                                  Sunnyvale, California 94088
                                                  Attention:
                                                            --------------------


                                    FUJITSU LIMITED

                                              /s/ Takashi Takaya

                                    By:           Takashi Takaya
                                             -----------------------------------
                                    Title:        Executive Vice President
                                             -----------------------------------

                                    Address:      6-1, Marunouchi 1-chome
                                                  Chiyeda-ku, Tokyo 100-8211
                                                  Attention: Finance Division


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